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                                                                    Exhibit 23.1

                                                       [LOGO OF ARTHUR ANDERSEN]

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 2001 included in Federal Realty Investment Trust's Form 10-K for the year ended December 31, 2000 as well as our report dated June 22, 2001 included in Federal Realty Investment Trust's Form 11-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                             Arthur Andersen LLP

Vienna, Virginia
June 27, 2001